EXHIBIT 99.1

NEWS RELEASE For Immediate Release

SONO RESOURCES, INC. ANNOUNCES SALE OF BONNYRIDGE PTY

VANCOUVER, British Columbia, June 25, 2012 - Sono Resources, Inc. (OTCBB:SRCI) (the "Company" or “Sono”) authorized the execution of a share purchase agreement dated June 25, 2012 (the "Share Purchase Agreement") with Pinette Copper Corp, a private company organized under the laws of British Columbia ("Pinette Copper"). In accordance with the terms and provisions of the Share Purchase Agreement, the Company agreed to sell to Pinette Copper its right, title and interest in and to 100% of the outstanding common shares of Bonnyridge (Pty) Ltd., a private company organized under the laws of Botswana ("Bonnyridge").  In further accordance with the terms and provisions of the Share Purchase Agreement, the purchase price for the acquisition of the shares of common stock of Bonnyridge was $500,000 Canadian, which shall be effected by the exchange and assumption by Pinette Copper of debt obligations due and owing by the Company to third parties.

The Company had previously acquired 100% of the shares of Bonnyridge through a share purchase agreement dated March 14, 2011, as amended August 2, 2011 with Tignish (Pty) Ltd.  Bonnyridge is the legal and beneficial owner of three mineral license blocks located in northwestern Botswana, Africa.

Sono’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to sell its interest in Bonnyridge due to: (i) the ability to relieve the Company of debt obligations in the amount of $500,000 Canadian; (ii) the significant costs and timeline associated with conducting exploration and mining operations in Botswana; and (iii) the ability to pursue other exploration initiatives the Company has acquired in Alaska.

Gary Powers, Sono’s President commented, “Our concentration this year is on the exploration and development of our Alaska claims, and to refocus on gold and silver as the Company’s commodity directive.  The sale of Bonnyridge facilitates that goal while reducing our liabilities by about one-third".

Gary Powers, the President/Chief Executive Officer and a member of the Board of Directors of the Company, holds an approximate 0.7% equity interest in Pinette Copper. William Thomas, the Chief Financial Officer and a member of the Board of Directors, holds an approximate 3.0% equity interest in Pinette Copper. Paul R. Lindsay, a member of the Board of Directors, holds no equity interest in Pinette Copper.

About Sono Resources, Inc.

Sono Resources is a mineral exploration company seeking to acquire, explore and develop highly prospective metal projects in North America.

See www.sonoresourcesinc.com for more information.

Contact: Investor Relations - 1.855.662.7666

Certain statements in this release are forward-looking statements, which reflect the expectations of management. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to the Company's further drilling, its expectations to receive results or its ongoing exploration program. Such statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. No assurance can be given that any of the events anticipated by the forward-looking statements will occur or, if they do occur, what benefits the Company will obtain from them. These forward-looking statements reflect management's current views and are based on certain expectations, estimates and assumptions, which may prove to be incorrect. A number of risks and uncertainties could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, including: (1) a downturn in general economic conditions in North America and internationally, (2) the inherent uncertainties and speculative nature associated with mineral exploration and production, (3) a decreased demand for minerals and fluctuations in the price of such minerals, (4) any number of events or causes which may delay or cease exploration and development of the Company's property interests, such as environmental liabilities, weather, mechanical failures, safety concerns and labor problems; (5) the risk that the Company does not execute its business plan, (6) political and foreign risks, (7) inability to retain key employees, (8) inability to finance operations and growth, and (9) other factors beyond the Company's control. These forward-looking statements are made as of the date of this news release and, except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons why actual results differed from those projected in the forward-looking statements. We seek safe harbor.